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                                                                    EXHIBIT 23.3




INDEPENDENT AUDITORS' CONSENT



We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 31, 1998 relating to the financial statements, which appears in the Annual Report on Form 10-K of PhoneTel Technologies, Inc. for the year ended December 31, 1999, filed with the Securities and Exchange Commission on March 30, 2000. We also consent to the incorporation by reference of our report dated March 31, 1998 relating to the financial statement schedules, which appears in such Annual Report on Form 10-K.




/s/ PricewaterhouseCoopers LLP



PricewaterhouseCoopers LLP
Cleveland, Ohio
September 7, 2000